                                                                    EXHIBIT 23.4


                          CONSENT TO SERVE AS DIRECTOR


         The undersigned, Robert J. Baer, hereby consents to be named as a nominee for election as a director of Stifel Financial Corp., a Delaware corporation (the "Company"), under the headings "Ownership of Directors, Nominees and Executive Officers" and "Election of Directors" in any proxy statement published by the Company pursuant to the proxy rules of the Securities and Exchange Commission, in connection with the election of directors at the 2002 Annual Meeting of Stockholders of the Company and to serve as a director of the Company if so elected. The undersigned acknowledges that the information contained under aforementioned headings has been incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into the Registration Statement on Form S-3 (Registration Nos. 333-84952 and 333-84952-01), filed by the Company and Stifel Financial Capital Trust I, a Delaware statutory business trust, with the Securities and Exchange Commission on March 27, 2002.

Dated:  April 8, 2002

                                             /s/ ROBERT J. BAER
                                            ------------------------------------
                                            Robert J. Baer